File No. 333-213581

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________

Post-Effective Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SPARTAN MOTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation or Organization)	38-2078923 (IRS Employer Identification Number)

1541 Reynolds Road Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

SPARTAN MOTORS, INC.
STOCK INCENTIVE PLAN of 2016
(Full Title of the Plan)

Frederick J. Sohm Spartan Motors, Inc. 1541 Reynolds Road Charlotte, Michigan 48813 (Name and Address of Agent for Service)	Copies to:	Kimberly Baber Varnum, LLP 333 Bridge Street NW Grand Rapids, Michigan 49504

(517) 543-6400
(Telephone Number, Including Area Code, of Agent for Service)

 Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller Reporting Company	☐

EXPLANATORY NOTE

On September 12, 2016, Spartan Motors, Inc. (the “Company”) filed a Registration Statement on Form S-8 (Registration No. 333-213581) to register 2,800,000 shares of the Company's common stock, $0.01 par value per share. This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission solely to correct an error in the plan name on the cover page of the Registration Statement on Form S-8. No other changes are being made to the information set forth in the original Registration Statement on Form S-8.

Item 8.	Exhibits.

                    The following exhibits are filed or incorporated by reference as part of this Registration Statement:

Exhibit Number	Document

4.1

Restated Articles of Incorporation, as amended to date. Previously filed as an exhibit to Spartan Motors' Quarterly Report on Form 10-Q for the period ended June 30, 2007, (Commission File No. 001-33582) and incorporated herein by reference.

4.2	Bylaws, as amended to date. Previously filed as an exhibit to the Current Report on Form 8-K filed on February 27, 2013, (Commission File No. 001-33582) and incorporated herein by reference.

4.3	Form of Stock Certificate. Previously filed as an exhibit to the Registration Statement on Form S-18 (Registration No. 2-90021-C) filed on March 19, 1984, and incorporated herein by reference.

4.4

Rights Agreement dated July 7, 2007, between Spartan Motors and American Stock Transfer & Trust Co., which includes the form of Certificate of Designation, Preferences and Rights of Series B Preferred Stock as Exhibit A, the form of Rights Certificate as Exhibit B, and the Summary of Rights to Purchase Series B Preferred Stock as Exhibit C. Previously filed as an exhibit to Spartan Motors' Current Report on Form 8-A filed July 10, 2007, (Commission File No. 001-33582) and incorporated herein by reference.

4.5

The Registrant has several classes of long-term debt instruments outstanding. The authorized amount of none of these classes of debt exceeds 10% of the Company’s total consolidated assets. The Company agrees to furnish copies of any agreement defining the rights of holders of any such long-term indebtedness to the Securities and Exchange Commission upon request.

5	Opinion of Varnum, LLP, filed as an exhibit to the Registration Statement on Form S-8 (Registration No. 333-213581) filed on September 12, 2016, and incorporated herein by reference.

23.1	Consent of BDO USA, LLP.

23.2	Consent of Varnum, LLP, filed as an exhibit to the Registration Statement on Form S-8 (Registration No. 333-213581) filed on September 12, 2016, and incorporated herein by reference.

24	Powers of Attorney, filed as an exhibit to the Registration Statement on Form S-8 (Registration No. 333-213581) filed on September 12, 2016, and incorporated herein by reference.

99

Spartan Motors, Inc. Stock Incentive Plan of 2016. Previously filed as Appendix A to the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 8, 2016, and incorporated herein by reference.

SIGNATURES

                    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement on Form S-8 (File No. 333-213581) to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of Michigan, on this 3rd day of November, 2016.

SPARTAN MOTORS, INC. (Registrant)
/s/ Frederick J. Sohm
Frederick J. Sohm Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Date: November 3, 2016	/s/ Daryl M. Adams
Daryl M. Adams, Director, President and Chief Executive Officer (Principal Executive Officer)

Date: November 3, 2016	/s/ Frederick J. Sohm
Frederick J. Sohm, Chief Financial Officer (Principal Accounting and Financial Officer)

Date: November 3, 2016	/s/ Frederick J. Sohm *
Hugh W. Sloan, Chairman of the Board and Director

Date: November 3, 2016	/s/ Frederick J. Sohm *
Richard R. Current, Director
Date: November 3, 2016	/s/ Frederick J. Sohm *
Richard F. Dauch, Director

Date: November 3, 2016	/s/ Frederick J. Sohm *
Ronald E. Harbour, Director

Date: November 3, 2016	/s/ Frederick J. Sohm *
Andrew Rooke, Director

Date: November 3, 2016	/s/ Frederick J. Sohm *
James A. Sharman, Director

Date: November 3, 2016	* /s/ Frederick J. Sohm
Frederick J. Sohm
Attorney-in-Fact